NOTE PURCHASE AND SECURITY AGREEMENT

             This Note Purchase and Security Agreement, dated as of December 31, 2003 (this "AGREEMENT"), is entered into by and between WIRELESS AGE COMMUNICATIONS, INC., a Nevada corporation (the "COMPANY"), and Stacey Minichiello (the "PURCHASER").

RECITALS

WHEREAS, On December 17, 2003, Wireless Age entered into an agreement to purchase $1,700,000 in outstanding principal amount of the 8% Convertible Subordinated Promissory Notes (the "Special Situations Debenture") issued by RELM WIRELESS CORPORATION (the \"Issuer\") for $1,870,000 (the "Purchase Price");

WHEREAS, The Special Situations Debenture is currently convertible into 904,255 shares of Common Stock of the Issuer (the \"Conversion Shares\");

WHEREAS, The Special Situations Debenture is one of a series issued by the Issuer (collectively, the \"Debentures\");

WHEREAS, on December 31, 2003 the Company borrowed $1,930,000 (the \"Initial Loan\") from the Purchaser, a private investor, in order to consummate the acquisition of the Special Situations Debenture, which amount included various fees, costs and expenses of the Purchaser incurred in excess of the Purchaser Price with respect to the Purchaser providing for immediate liquidity of the Initial Loan to the Company;

WHEREAS, the Company may from time-to-time acquire one or more other Debentures of the Issuer in addition to the Special Situations Debenture, as to which the Purchaser has indicated a willingness to provide further funds for such acquisitions by the Company (collectively, \"Subsequent Debenture Acquisition Loans\");

WHEREAS, the Company and the Purchaser desire to memorialize the terms and conditions of the Initial Loan by the Purchaser to the Company with respect to the acquisition of the Special Situations Debenture and the terms and conditions which shall apply to any and all Subsequent Debenture Acquisition Loans;

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.   The Note.

     (a) Issuance of the Note. In reliance upon the representations, warranties and covenants of the parties set forth herein, the Company hereby issues, sells and delivers to the Purchaser, and the Purchaser accepts delivery from the Company, of the Note in the form attached hereto as Exhibit A, with respect to the aggregate consideration delivered by the Purchaser to the Company in the amount set forth upon the face of such Note.

     (b) Terms of the Note. The terms and conditions of the Note are set forth in the form of Note attached as Exhibit A hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note.

     (c) Delivery of Initial Note. The Company shall upon execution hereof simultaneously deliver to the Purchaser an executed version of the Note.

     (d) Subsequent Debenture Acquisition Loans. Upon written notice by the Company to the Purchaser of the Company's intent to acquire one or more Debentures in addition to the Special Situations Debenture, and upon written notice of acceptance by the Purchaser to make such Subsequent Debenture Acquisition Loans, the Company agrees to issue, sell and deliver to the Purchaser one or more supplemental notes which shall be in form and substance the same as the Note, except to the extent such Note is conformed to the respective date and amount of each such Subsequent Debenture Acquisition Loan. Nothing herein shall be construed as an obligation or commitment by the Company to offer the Purchaser any security instrument in connection with the purchase of any supplemental Debentures and any determination in such regard shall be at the sole discretion of the Company. Nothing herein shall be construed as an obligation or commitment by the Purchaser to make any Subsequent Debenture Acquisition Loans to the Company and any determination in such regard shall be at the sole discretion of the Purchaser.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the statements contained in the following paragraphs of this Section 2 are all true and correct as of the time of issuance of the Note and shall be true and correct as of the date of each Subsequent Debenture Acquisition Loan:

     (a) Organization and Standing: Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.

     (b) Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement and the Note. This Agreement is, and upon issuance the Note will be, a valid and binding obligation of the Company, each of the Agreement and the Note (upon its issuance) being enforceable against the Company in accordance with its respective terms.

     (c) Authorization.

          (i) Corporate Action. All corporate and legal action on the part of the Company and its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Note, the sale and issuance of the Note and the performance of the Company's obligations hereunder and thereunder have been taken.

          (ii) Valid Issuance. The Note, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Note may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

     (d) Financial Statements. The Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2003 or (ii) liabilities which have been disclosed as actual or contingent liabilities in the Company's financial statements and reports (collectively, \"Commission Reports\") as filed with the U.S. Securities and Exchange Commission (the \"Commission\"); and (iii) obligations under contracts or commitments incurred in the ordinary course of business which are not material to the financial condition or operating results of the Company.

     (e) No Materially Adverse Change. Since September 30, 2003, no transaction, arrangement, event or other circumstance has occurred or existed which (i) has had a material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company or (ii) is, as of the date hereof, reasonably expected to result in any such effect, except to the extent such event or transaction has been disclosed in Commission Reports.

     (f) Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement or the Note, or the offer, sale or issuance of the Note, other than, if required, filings or qualifications under applicable blue sky laws.

         3. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as of the time of issuance of the Note and as of the date of each Subsequent Debenture Acquisition Loans as follows:

     (a) Investment Intent: Authority. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, as evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Note for the Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser has the full right, power, authority and capacity to enter into and perform this Agreement, and this Agreement will constitute a valid and binding obligation upon the Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

              (b) Not Registered. The Purchaser understands and acknowledges that the offering and sale of the Note pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Note are exempt from registration under the Securities Act, and that the Company's reliance upon such exemption is predicated upon the Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that resale of the Note may be restricted indefinitely unless the
Note is subsequently registered under the Securities Act or an exemption from such registration is available.

              (c) No Transfer. Purchaser covenants that in no event will it dispose of the Note other than in conjunction with an effective registration statement under the Securities Act or pursuant to an exemption therefrom (e.g., Rule 144 promulgated under the Securities Act) or to an entity affiliated with the Purchaser.

              (d) Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Note; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; (iii) has had all questions which have been asked by the Purchaser satisfactorily answered by the Company; and (iv) has not been offered the Note by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

         4.   Security Interest.

(a) Security Interest. As security for the full, prompt and complete payment and performance of the Company's obligations hereunder, the Company hereby grants to the Purchaser and any subsequent transferee, assignee, or other holder of the Note (the Purchaser and each such other transferee, assignee or holder, a \"Holder\"), a security interest in and to the collateral as defined with specificity on the signature page of the Note (the \"Collateral\"), and as to which this Agreement shall constitute a security agreement. The definition of security interest in the Collateral shall include and apply to the Conversion Shares and any and all other shares of common stock and/or other equity or debt instrument of the Issuer into which the Collateral is converted. The security interest granted in the Collateral shall terminate upon payment in full of the Company's obligations under the Note. The Company undertakes not to cause or permit the conversion of the Collateral without the express written consent of the Holder of the Note.
(b) Exclusivity of First Priority Security Interest. As inducement to the Holder to purchase this Note from the Company, the Holder expressly covenants and agrees that the Holder shall have a first priority security interest in the Collateral, as such term is defined in the Note and the Company shall not grant or permit to exist any other obligations or liens or any other type of encumbrance which may result, directly or indirectly, contingent or otherwise, in the existence or establishment of a security interest in the Collateral which is senior to the Holder of the Note.
(c) Further Action. Company agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Holder may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Holder to exercise and enforce their rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Company will: execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Holder may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.
(d) Financing And Continuation Statements. The Company hereby authorizes the Holder to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Company where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any part thereof shall be sufficient as a financing statement where permitted by law.
(e) Escrow of Collateral. The Collateral shall be held in escrow pursuant to the Escrow Agreement in the form attached hereto. The Company will furnish to the Holder from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Holder may request, all in reasonable detail.

(f) Termination Filings: Upon payment in full of the Note Obligations, the Holder shall take any and all reasonable actions and cause the execution and delivery to Company for filing of any financing statements necessary in the Company's reasonable discretion to terminate any liens the Holder may have on such Collateral.
(g) Holder's Rights And Remedies. Upon the occurrence and during the continuance of any Event of Default, as defined in the Note, the Holder may proceed to exercise (i) any one or more of the rights or remedies afforded by the Uniform Commercial Code of any applicable jurisdiction, including, without limitation, the right to sell any or all of the Collateral at one or more public or private sales in accordance with the rules of the Uniform Commercial Code, and of the date on which the Collateral will first be offered for sale in the case of any private sale, and to bid thereat or purchase any part or all thereof in their own or a nominee's name, free and clear of any equity of redemption; and to apply the net proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith), including reasonable attorneys fees, to the payment of Company's Obligations in any manner or order which the Holder, in their sole discretion, may elect, to the payment of any other amount required by law and to the payment of any remaining net proceeds to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice and without regard to any equitable principles of marshaling or other like equitable doctrines; (ii) any rights or remedies upon any judgment entered upon the Note; in each case simultaneously or consecutively, against or in respect of Company, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. The choice of one or more rights or remedies shall not be construed as a waiver or election barring other rights and remedies. Company hereby acknowledges and agrees that the Holder are not required to exercise all remedies and rights available to them equally with respect to all of the Collateral and that the Holder may select less than all of the Collateral with respect to which the remedies as determined by the Holder may be exercised.
(h) Direct Interest Payments. Upon the occurrence of any Event of Default, or at any time thereafter if any Event of Default shall then be continuing, the Holder shall notify the Issuer of the Debenture and instruct such Issuer to make interest payments directly to the Holder.
(i) Additional Remedies. In addition to or in conjunction with the rights and remedies referred to in Section 6.1 hereof, after the occurrence and during the continuance of an Event of Default:
i.     Written notice mailed to Company at the address designated herein ten
(10) business days or more prior to the date of public or private sale of any of the Collateral shall constitute reasonable notice. For purposes of this agreement and the Note, a business day shall be deemed to be any day on which the New York Stock Exchange is open for business.
ii. The Holder may require Company to assemble any of the Collateral and to make it available to the Holder at a place the Holder designate and reasonably convenient to Company and the Holder.
iii. The Holder may require Company to use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral pursuant to this Agreement.
         5.   Miscellaneous.

              (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Purchaser.

              (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

              (c) Entire Agreement. This Agreement, together with the form of the Note attached hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              (d) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to the Purchaser, at the address of the Purchaser set forth below such party's name on the signature page hereto, or at such other address or number as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 13980 Jane Street, King City, Ontario, L7B 1A3 or at such other address or number as the Company shall have furnished to the Purchaser in writing.

              (e) Validity. If any provision of this Agreement or the Note shall be judicially determined to be invalid, unlawful or unenforceable, the validity, lawfulness and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

              (g) Disclosure. The Company may issue any and all press releases and/or make any and all other announcements or filings with such persons and authorities regarding this Agreement and/or any of the terms hereof, or any amendment hereto, as may be required to satisfy the disclosure obligations of the Company which determinations shall be made at the sole and reasonable discretion of the Company.

[Signature Page Follows]


          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WIRELESS AGE COMMUNICATIONS, INC.


By:
     Name
     Title


THE PURCHASER:


Stacey Minichiello
Address for Notices:


EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$1,930,000.00      December 31, 2003

              FOR VALUE RECEIVED, WIRELESS AGE COMMUNICATIONS, INC., a Nevada corporation (the "Company"), promises to pay to Stacey Minichiello (the "HOLDER"), or her registered assigns, the principal sum of $1,930,000.00 (one million nine hundred thirty thousand U.S. Dollars), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum. All accrued and unpaid interest hereunder shall be payable in arrears in calendar quarterly installments commencing on the date which is the first day after the end of the earliest calendar quarter after the date hereof and continuing every three (3) months thereafter until payment in full of this Note. The interest rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. For purposes of clarity, a calendar quarter shall be deemed to end on March 31, June 30, September 30 and December 31 of each calendar year. All unpaid principal, together with the balance of accrued and unpaid interest and any other amounts payable hereunder, shall be due and payable on demand at any time after the earlier of six months from the date first set forth above; or (ii) an Event of Default (defined below). Moreover, promptly upon the Company's receipt of interest paid upon the Collateral (as defined on the Signature Page hereto), the Company shall pay to the Holder any and all such Collateral interest received as interest due upon this Note and to the extent of any surplus thereof, the Company shall prepay all unpaid principal, together with the balance of accrued and unpaid interest and any other amounts payable hereunder, to the extent of the net proceeds received by the Company from such Collateral. As used in this Note, the term "Obligations" shall mean all principal and accrued interest due hereunder. This
Note is issued pursuant to that certain Note Purchase and Security Agreement between the Company and the Holder dated December 31, 2003 (the "Note Purchase and Security Agreement"). All terms not otherwise defined herein shall have the meaning set forth in the Note Purchase and Security Agreement. This Note shall be governed by and interpreted in accordance with the terms and conditions set forth in the Note Purchase and Security Agreement.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

          1. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

              (a) Failure to Pay. The Company shall fail to pay when due any amount of principal or interest hereunder or any other amount payable by the Company hereunder;

              (b) Breach of Representation. Any representation or warranty of the Company made in this Note or with respect to or in connection with the issuance of this Note (including, without limitation, any representation or warranty of the Company set forth in that certain Note Purchase and Security Agreement) shall have been false and shall have materially and adversely affected the operations of the Company.

              (c) Breach of Covenant. Without limiting the foregoing, the Company shall fail in any respect to perform or observe when required any covenant, condition or agreement for performance or observance by the Company where the same (i) is either set forth in this Note or in any document or instrument entered into or delivered by the Company with respect to or in connection with the issuance of this Note (including, without limitation, any covenant, condition or agreement set forth in the Note Purchase and Security Agreement) and, (ii) if capable of being remedied in twenty (20) or fewer business days, has not been remedied within twenty (20) business days after the Company's receipt of written notice with respect thereto.

              (d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

              (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the assets thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and such proceedings shall not have been stayed or dismissed within sixty (60) days after commencement of the same.

         2. Rights of Holder Upon Default. Without limiting any other rights set forth herein, upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Without limiting the foregoing, effective upon an Event of Default, the Company hereby irrevocably designates and appoints the Holder as its agent and attorney-in-fact to act for, and in the Company's behalf, to execute and file any document with respect to enforcement of all of Holder's rights with respect to the Collateral and to do all other lawfully permitted acts hereunder with the same legal force and effect as if executed by a duly authorized officer of the Company, which power-of-attorney is coupled with an interest and shall be irrevocable.

         4. Successors and Assigns. Subject to the restrictions on transfer described in Sections 6 and 7 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Any and all rights with respect to the continuing security interest in the Collateral as set forth in the Note Purchase and Security Agreement shall inure to the benefit of any and all assigns, heirs, administrators and transferees of the Holder.

         5. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

         6. Transfer of this Note. This Note may not be transferred or assigned in violation of any restrictive legend set forth hereon; provided, however, that the Company acknowledges and agrees that any transfer or assignment by the Holder of this Note to any family member of the Holder shall not be deemed to be a violation of such legend and, notwithstanding any other provision of this Note to the contrary, any such transfer or assignment shall be permitted without the performance or observance of any requirements by the Holder (except for notice to the Company). Each new Note issued upon transfer or assignment of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. Prior to presentation of this Note for registration of transfer or assignment, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

         7. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder, provided, however, the Company may assign and transfer the obligation upon this Note to a subsidiary of the Company so long as a continuing security interest in the Collateral is maintained by the Holder to the same extent as provided herein.

         8. Treatment of Notes To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the principal executive offices of the Company, in the instance of the Company, or the address of the Holder as set forth in the records maintained by the Company, in the instance of the Holder. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         10. Payment. Payment shall be made in lawful tender of the United States at such reasonable place and time and in such reasonable manner as specified by the Holder.

         11. Expenses; Waivers. If any action or other proceeding is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the Holder or its transferees or assigns in connection with such action or other proceeding. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         12. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

         13. Validity. If any provision of this Note shall be judicially determined to be invalid, unlawful or unenforceable, the validity, lawfulness and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14. Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

[Signature Page Follows]



         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.


WIRELESS AGE COMMUNICATIONS, INC.


By:
     Name
     Title




Description of the Collateral: 8% Convertible Subordinated Promissory Note issued by Relm Wireless Corporation for $1,870,000, Number 21, issued March 13, 2000 and due December 31, 2004.